Exhibit 21.1

Subsidiaries of Navigant International, Inc.

Entity	Business
1. AQUA Software Products, Inc., a California corporation	Software Development
2. Associated Travel Services of Texas, Inc., a California corporation	Corporate Travel Management
3. Associated Travel Services of Texas, Ltd., a Texas limited partnership	Corporate Travel Management
4. Atlas Travel GP, Inc., a Texas corporation	GP of NI/SC LP
5. Atlas Travel Services Corp., a Delaware corporation	LP of NI/SC LP
6. Cornerstone Enterprises, Inc., a Massachusetts corporation	Meetings and Incentives
7. Envision Vacations, Inc., a Michigan corporation	Corporate Travel Management
8. Envision Vacations Canada Inc., an Ontario corporation	Leisure Travel
9. Feercot SARL, a French limited liability company	Holding Company
10. FireVine, LLC, a Delaware limited liability company	Internet Company
11. Marine & Oilfield Travel Logistics, LP, a Texas limited partnership	Corporate Travel Management
12. Maple Leaf Collection Inc., an Ontario corporation	Wholesale Leisure Travel
13. Navigant Cruise Center, Inc., a Delaware corporation	Leisure Travel
14. Navigant International/Brazil Ltda., a Brazilian limited liability company fka K.R. Agencia de Viagens Ltda.	Corporate Travel Management
15. Navigant International Canada Inc., an Ontario corporation	Corporate Travel Management
16. Navigant International Funding Corporation, a Nevada corporation	Finance Company
17. Navigant International/North Central, Inc., an Illinois Corporation fka Arrington Travel Center, Inc.	Corporate Travel Management
18. Navigant International/Southwest, LLC, a Delaware limited liability company fka Associated Travel Services, LLC	Corporate Travel Management
19. Navigant International/South Central, L.P., a Texas limited partnership fka Atlas Travel Services, L.P.	Corporate Travel Management
20. Navigant International/Southeast, Inc., a North Carolina corporation fka First Travelcorp, Inc.	Corporate Travel Management
21. Navigant International/Northeast, Inc., a Connecticut corporation fka McGregor Travel Management, Inc.	Corporate Travel Management
22. Navigant International/Northwest, Inc., a Washington corporation fka Mutual Travel, Inc.	Corporate Travel Management
23. Navigant International/Rocky Mountain, Inc., a Colorado corporation fka Professional Travel Corporation	Corporate Travel Management
24. Navigant International UK Holdings, Inc., a Delaware corporation	Holding Company
25. Navigant International/United Kingdom Limited, incorporated in England and Wales	Corporate Travel Management
26. Navigant UK Limited, incorporated in England and Wales	Holding Company
27. NavigantVacations.com Holdings, Inc., a Delaware corporation	Holding Company
28. Scheduled Airlines Traffic Offices, Inc., a Delaware corporation	Corporate Travel Management
29. Sato Travel srl, incorporated in Italy	Corporate Travel Management
30. Sato Seyahat ve Turizm Ltd. Sti., incorporated in Turkey	Corporate Travel Management
31. Transcap Voyages S.A., a French société anonyme	Corporate Travel Management

Affiliates:

ATTI General Partnership, a Georgia general partnership (50% interest through Navigant International/Southwest, LLC, fka Associated Travel Services, LLC)